EXHIBIT (6)(c)

                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                                  EXHIBIT A TO
                          INVESTMENT ADVISORY AGREEMENT

                            Effective October 1, 2001



EFFECTIVE DATES:

PORTFOLIO                                        EFFECTIVE DATE

Large Cap Growth Portfolio                       April 1, 2000
International Portfolio                          April 1, 2000
Technology Portfolio                             April 1, 2000
Mid Cap Growth Portfolio                        January 1, 2001
Small Cap Growth Portfolio                      January 1, 2001
Equity Income Portfolio                         October 1, 2001
Corporate Bond Portfolio                        October 1, 2001

ADVISORY FEES:

PORTFOLIO                            ANNUAL ADVISORY FEE AS A PERCENTAGE OF
                                            AVERAGE DAILY NET ASSETS

Large Cap Growth Portfolio                           0.65%
International Portfolio                              1.10%
Technology Portfolio                                 0.70%
Mid Cap Growth Portfolio                             0.70%
Small Cap Growth Portfolio                           0.70%
Equity Income Portfolio                              0.65%
Corporate Bond Portfolio                             0.70%